[OWNER:                        JOHN DOE
SUCCESSOR OWNER:               MARY DOE

ANNUITANT:                     JOHN DOE
JOINT ANNUITANT:               Not Applicable

CERTIFICATE NUMBER:            00000
CONTRACT DATE:                 November 4, 2005]

             FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CERTIFICATE Processing Office: [AXA Equitable Life Insurance Company, P.O. Box 1547,
                        Secaucus, New Jersey 07096-1547]

This is the Certificate which is issued under the terms of the Contract defined in Section 1.09. This Certificate is issued in return for the Contributions to be made to us under the Contract.

In this Certificate, "we", "our" and "us" mean AXA Equitable Life Insurance Company ("AXA Equitable"). "You" and "your" mean the Owner. We will provide the benefits and other rights pursuant to the terms of this Certificate.

This Certificate provides a [Retirement Income for Life] Benefit which guarantees that you can receive lifetime payments up to a maximum amount per Contract Year. See Part VI, "[Retirement Income for Life] Benefit" which describes the terms and conditions of this benefit.

TEN DAYS TO CANCEL - Not later than ten days after you receive this Certificate, you may return it to us. We will cancel it and refund any Contribution made to us, plus or minus any investment gain or loss which applies to the Variable Investment Options from the date of such Contribution was allocated to such Option to the date of cancellation.

NEW YORK,

AXA EQUITABLE LIFE INSURANCE COMPANY, A STOCK LIFE INSURANCE COMPANY.
Home Office address:  [1290 Avenue of the Americas, New York, New York 10104]

/s/ Christopher M. Condron                        /s/  Pauline Sherman
-----------------------------------------------   -----------------------------
Christopher M. Condron                            Pauline Sherman
President, Chairman and Chief Executive Officer   Senior Vice President,
                                                  Secretary and Associate
                                                  General Counsel




THE ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE BASED ON THE VALUE OF SEPARATE ACCOUNT ASSETS WHICH ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. SEPARATE ACCOUNT ASSETS WILL INCREASE OR DECREASE IN VALUE BASED UPON INVESTMENT RESULTS.



No. 2005IML-B

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

DATA

Part I        -     DEFINITIONS                                        3
Part II       -     VARIABLE INVESTMENT OPTIONS                        6
Part III      -     CONTRIBUTIONS AND ALLOCATIONS                      9
Part IV       -     TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS       10
Part V        -     WITHDRAWALS AND TERMINATION                       11
Part VI             [RETIREMENT INCOME FOR LIFE] BENEFIT              12
Part VII      -     PAYMENT UPON DEATH                                16
Part VIII     -     ANNUITY BENEFITS                                  22
Part IX       -     CHARGES                                           25
Part X        -     GENERAL PROVISIONS                                27

TABLE OF GUARANTEED ANNUITY PAYMENTS                                  29






No. 2005IML-B                                                             Page 2

                              PART I - DEFINITIONS

SECTION 1.01  ANNUITANT

"Annuitant" means the individual shown as such in the Data Pages.

SECTION 1.02   ANNUITY ACCOUNT VALUE

"Annuity Account Value" means the sum of the amounts held for you in the Variable Investment Options.

SECTION 1.03  ANNUITY BENEFIT

"Annuity Benefit" means a benefit payable by us as described in Part VIII.

SECTION 1.04  AUTOMATIC PAYMENT PLAN

"Automatic Payment Plan" means a withdrawal plan for periodic payments up to the Guaranteed Annual Payment amount each Contract Year, if such withdrawal plan is shown in the Data Pages.

SECTION 1.05  BUSINESS DAY

"Business Day" means generally any day on which the New York Stock Exchange is open for trading and generally ends at 4:00 pm Eastern Time or such other time as we state in writing to the Owner.

SECTION 1.06  CASH VALUE

"Cash Value" means an amount equal to the Annuity Account Value, less any charges that apply under Part IX and any applicable Endorsement(s) or Rider(s).

SECTION 1.07  CERTIFICATE

"Certificate" means this certificate including the Data Pages and any Endorsement(s) or Rider(s). It is a summary of the Contract terms which affect you.

SECTION 1.08  CODE

"Code" means the Internal Revenue Code of 1986, as amended at any time, or any corresponding provisions of prior or subsequent United States revenue laws. References to the "Code" in this Certificate include references to applicable Federal income tax Regulations.

SECTION 1.09  CONTRACT

"Contract" means the Group Annuity Contract named in the Data Pages. A copy of the contract is on file with us. You may ask to see it at any reasonable time.

SECTION 1.10  CONTRACT DATE

"Contract Date" means [the earlier of (a) ]the date on which the Owner is enrolled under the Contract according to our enrollment procedures [and (b) the date of enrollment under a prior Contract]. Such date is shown in the Data Pages.



No. 2005IML-B                                                             Page 3

SECTION 1.11  CONTRACT DATE  ANNIVERSARY

A Contract Date Anniversary is the last day of the Contract Year.

SECTION 1.12  CONTRACT YEAR

"Contract Year" means the twelve month period starting on (i) the Contract Date and (ii) each anniversary of the Contract Date, unless we agree to another period.

SECTION 1.13  CONTRIBUTION

"Contribution" means a payment made to us under the Certificate. See Section
3.01.

SECTION 1.14  EMPLOYER

"Employer" means, if applicable, an employer as defined in an endorsement hereto.

SECTION 1.15 GUARANTEED ANNUAL PAYMENT:

Guaranteed Annual Payment means the annual payment under the [Retirement Income for Life] Benefit, as described in Part VI.

SECTION 1. 16  JOINT ANNUITANT

"Joint Annuitant" means the individual specified as such in the Data Pages when a Joint Life Certificate is owned by a Non-natural Owner. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date, unless a change is subsequently made in accordance with Section 6.03.

SECTION 1. 17 JOINT LIFE CERTIFICATE

"Joint Life Certificate" means a certificate that was issued with either a Successor Owner or a Joint Annuitant.

SECTION 1.18  MATURITY DATE

"Maturity date" means the date on which the annuity payments described in
Section 8.02 are to commence. The Maturity Date is shown in the Data Pages and is subject to change as described in Section 8.02. The Maturity Date is based on the Annuitant's date of birth.

SECTION 1.19  NON-NATURAL OWNER

"Non-natural Owner" means an Owner who is not an individual.

SECTION 1.20  OWNER

"Owner" means the person or entity shown as such in the Data Pages.



No. 2005IML-B                                                             Page 4

SECTION 1.21  PLAN

"Plan" means, if applicable, the annuity program sponsored by the Employer and as may be defined in an endorsement hereto.

[SECTION 1.22  PRIOR CONTRACT

"Prior Contract" means another contract or certificate issued by us and from which the Owner and we have agreed to transfer amounts to this Certificate.]

SECTION 1.23  PROCESSING DATE

A Processing Date is each Contract Date Anniversary. If the Contract Date Anniversary is not on a Business Day, then the Processing Date is the first Business Day thereafter. "Processing Date" means the day(s) we deduct charges from the Annuity Account Value.

SECTION 1.24  PROCESSING OFFICE

"Processing Office" means the AXA Equitable administrative office shown on the cover page of this Certificate, or such other location we may state upon written notice to you.

SECTION 1.25  SEPARATE ACCOUNT

"Separate Account" means any of the Separate Accounts described or referred to in Sections 2.01 and 2.04.

SECTION 1.26  SINGLE LIFE CERTIFICATE

"Single Life Certificate" means a certificate that is issued without a Successor Owner and without a Joint Annuitant.

SECTION 1.27  SUCCESSOR OWNER

"Successor Owner" means the individual shown as such in the Data Pages when a Joint Life Certificate is owned by an individual. The Successor Owner must be the spouse of the Owner on the Contract Date, unless a change is subsequently made in accordance with Section 6.03.

SECTION 1.28  TRANSACTION DATE

"Transaction Date" is the Business Day we receive at the Processing Office a Contribution or a transaction request providing the information we need. Transaction requests must be in a form acceptable to us.

SECTION 1.29  VARIABLE INVESTMENT OPTION

"Variable Investment Option" means a subdivision of a Separate Account available under this Certificate. A Variable Investment Option may invest its assets in a separate class (or series) of shares of a specified trust or investment company where each class (or series) represents a separate portfolio in the specified trust or investment company.



No. 2005IML-B                                                             Page 5

                      PART II - VARIABLE INVESTMENT OPTIONS

SECTION 2.01  SEPARATE ACCOUNT

We have established the Separate Account(s) and maintain such Account(s) in accordance with the laws of New York State. Income, realized and unrealized gains and losses from the assets of the Separate Account(s) are credited to or charged against it without regard to our other income, gains or losses. Assets are placed in the Separate Account(s) to support this Certificate and other variable annuity contracts and certificates. Assets may be placed in the Separate Account(s) for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The Data Pages set forth the Separate Account(s). A Separate Account may be subdivided into Variable Investment Options.

The assets of a Separate Account are our property. The portion of such assets equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct. We may transfer assets of a Separate Account in excess of the reserves and other liabilities with respect to such Account to another Separate Account or to our general account.

We may, at our discretion, invest Separate Account assets in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including counsel in our employ) as to what investments we may make as law permits.

SECTION 2.02  SEPARATE ACCOUNT ACCUMULATION UNITS AND UNIT VALUES

The amount you have in a Variable Investment Option at any time is equal to the number of Accumulation Units you have in that Variable Investment Option multiplied by the Variable Investment Option's Accumulation Unit Value at that time. "Accumulation Unit" means a unit which is purchased in a Separate Account. "Accumulation Unit Value" means the dollar value of each Accumulation Unit in a Separate Account on a given date. (If Variable Investment Options apply as described in Section 2.01, then the terms of this Section 2.02 apply separately to each Variable Investment Option, unless otherwise stated.)

Amounts allocated or transferred to a Separate Account are used to purchase Accumulation Units of that Account. Units are redeemed when amounts are deducted, transferred or withdrawn.

The number of Accumulation Units you have in a Separate Account at any time is equal to the number of Accumulation Units purchased minus the number of Units redeemed in that Account up to that time. The number of Accumulation Units purchased or redeemed in a transaction is equal to the dollar amount of the transaction divided by the Account's Accumulation Unit Value for that Transaction Date.

We determine Accumulation Unit Values for each Separate Account for each Valuation Period. A "Valuation Period" is each Business Day together with any consecutive preceding non-business days. For example, for each Monday which is a Business Day, the preceding Saturday and Sunday will be included to equal a three-day Valuation Period.

Unless the following paragraph applies, the Accumulation Unit Value for a Separate Account for any Valuation Period is equal to the Accumulation Unit Value for the immediately preceding Valuation Period


No. 2005IML-B                                                             Page 6
multiplied by the ratio of values "(i) " and "(ii) ". Value "(i) " is the value of the Separate Account at the close of business at the end of the current Valuation Period, before any amounts are allocated to or withdrawn from the Separate Account in that Period. Value "(ii)" is the value of the Separate Account at the close of business at the end of the preceding Valuation Period, after all allocations and withdrawals were made for that Period. For this purpose, "value of the Separate Account" means the market value or, where there is no readily available market, the fair value of the assets allocated to the Separate Account, as determined in accordance with our rules, accepted accounting practices, and applicable laws and regulations.

To the extent the Separate Account invests in Variable Investment Options, and the assets of the Variable Investment Options are invested in a class or series of shares of a specified trust or investment company, the Accumulation Unit Value of a Variable Investment Option for any Valuation Period is equal to the Accumulation Unit Value for that Fund on the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Fund for the current Valuation Period. The Net Investment Factor for a Valuation Period is (a) divided by (b) minus (c), where

     (a) is the value of the Variable Investment Option's shares of the related portfolio of the specified trust or investment company at the end of the Valuation Period (before taking into account any amounts allocated to or withdrawn from the Variable Investment Option for the Valuation Period and after deduction of investment advisory fees and direct operating expenses of the specified trust or investment company; for this purpose, we use the share value reported to us by the specified trust or investment company);

     (b) is the value of the Variable Investment Option's shares of the related portfolio of the specified trust or investment company at the end of the preceding Valuation Period (taking into account any amounts allocated or withdrawn for that Valuation Period);

     (c) is the daily Separate Account charges (see Section 9.04) for the expenses and risks of this Certificate, times the number of calendar days in the Valuation Period, plus any charge for taxes or amounts set aside as a reserve for taxes.

SECTION 2.03  AVAILABILITY OF VARIABLE INVESTMENT OPTIONS

Section 3.01 describes how Contributions are allocated among the Variable Investment Options under the Certificate based on your election. Your election is subject to the following:

     (a) If the Contributions are made pursuant to the terms of a Plan, then Variable Investment Options available may be subject to the terms of such Plan, as reported to us by the Owner.

     (b) The available Variable Investment Options on the Contract Date are shown in the Data Pages. We have the right to add Variable Investment Options and to limit the number of Variable Investment Options which you may elect.

The Data Pages list which Variable Investment Options are available as of the Contract Date.

SECTION 2.04  CHANGES WITH RESPECT TO SEPARATE ACCOUNT

In addition to the right reserved pursuant to subsection (b) of Section 2.03, we have the right, subject to compliance with applicable law, including approval of Certificate owners if required:


No. 2005IML-B                                                             Page 7

     (a) to add Variable Investment Options (or sub-funds of Variable Investment Options) to, or to remove Variable Investment Options (or sub-funds) from, the Separate Account, or to add other separate accounts;

     (b) to combine any two or more Variable Investment Options or sub-funds thereof;

     (c) to transfer the assets we determine to be the share of the class of contracts to which this Certificate belongs from any Variable Investment Option to another Variable Investment Option;

     (d) to operate the Separate Account or any Variable Investment Option as a management investment company under the Investment Company Act of 1940, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account;

     (e) to operate the Separate Account or any Variable Investment Option as a unit investment trust under the Investment Company Act of 1940;

     (f) to deregister the Separate Account under the Investment Company Act of 1940, provided that such action conforms with the requirements of applicable law;

     (g)  to restrict or eliminate any voting rights as to the Separate Account;

     (h) to cause one or more Variable Investment Options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of a Separate Account, you will be notified of such exercise, as required by law.

A Separate Account or Variable Investment Option which may be added by us as described above may be one with respect to which (i) there may be periods during which Contributions may be restricted pursuant to the maturity terms of such Account or Option, (ii) amounts therein may be automatically liquidated pursuant to the investment policy of the Account, and (iii) investments therein may mature. We will have the right to reallocate amounts arising from liquidation or maturity according to your allocation instructions then in effect unless you specify other instructions with respect to such amounts. If no such allocation instructions have been made, the reallocation will be made to a designated Variable Investment Option, or to the next established Account or Option of the same type as described in this paragraph, if applicable, as specified in the Data Pages.



No. 2005IML-B                                                             Page 8

                    PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.01 CONTRIBUTIONS, ALLOCATIONS

You must allocate Contributions among the Variable Investment Options. You need not allocate Contributions to each Variable Investment Option available. You may change the allocation election at any time by sending us a request in a form we accept. Allocation percentages must be in whole numbers (no fractions) and must total 100%.

Each Contribution is allocated (after deduction of any charges that may apply) in accordance with the allocation election in effect on the Transaction Date. Contributions made to a Separate Account purchase Accumulation Units in that Account, using the Accumulation Unit Value for that Transaction Date.

SECTION 3.02   LIMITS ON CONTRIBUTIONS

We have the right not to accept any Contribution which is less than the amount shown in the Data Pages. The Data Pages indicate other minimum and maximum Contribution requirements which may apply. We also have the right, upon advance notice to you, to:

     (a) change such requirements to apply to Contributions made after the date of such change, and

     (b) discontinue acceptance of Contributions under this Certificate with respect to all Owners or with respect to all Owners to whom the same type of Certificate applies.



No. 2005IML-B                                                             Page 9

              PART IV - TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

SECTION 4.01  TRANSFER REQUESTS

You may request to transfer all or part of the amount held in a Variable Investment Option to one or more of the other Variable Investment Options. The request must be in a form we accept. All transfers will be made on the Transaction Date. Transfers are subject to the terms of Section 4.02 and to our rules in effect at the time of transfer. With respect to a Separate Account, the transfers will be made at the Accumulation Unit Value for that Transaction Date.

SECTION 4.02  TRANSFER RULES

The transfer rules which apply are described in the Data Pages. A transfer request will not be accepted if it involves less than the minimum amount, if any, stated in the Data Pages (unless the Annuity Account Value is less than such amount). We have the right to change our transfer rules. Any change will be made upon advance notice to you.



No. 2005IML-B                                                            Page 10

                      PART V - WITHDRAWALS AND TERMINATION

SECTION 5.01  WITHDRAWALS

Unless otherwise stated in the Data Pages, you may request, pursuant to our procedures then in effect, a withdrawal from the Variable Investment Options before the Maturity Date and while you are alive. If you are a Non-natural Owner, you may make such request only while the Annuitant or Joint Annuitant is alive. The request must be in a form we accept.

On the Transaction Date, we will pay the amount of the withdrawal requested or, if less, the Cash Value. The amount to be paid plus any Withdrawal Charge which applies (see Section 9.01) will be withdrawn on a pro-rata basis from the amounts held for you in the Variable Investment Options, unless you elect otherwise and unless otherwise stated in the Data Pages.

We will not accept a withdrawal request that is less than the minimum amount, if any, stated in the Data Pages. Further conditions or restrictions apply as described below under [Retirement Income for Life] Benefit.

SECTION 5.02  TERMINATION OF THE CERTIFICATE

Unless the conditions described in Section 6.02, "Effect of your Annuity Account Value Falling to Zero" apply, upon surrender of this Certificate, we will pay the Cash Value (not the Income Base) to the Owner and no further Guaranteed Annual Payments will be made. Your Certificate will also terminate on the issuance of a supplementary contract as described in Part VI, [Retirement Income for Life] Benefit and Part VIII, Annuity Benefit. Your Certificate will terminate upon the Last Applicable Death as described in Part VII, subject to our obligation to pay any remaining death benefit, unless an election to continue the Certificate is made by an eligible Beneficiary. We will not be liable for any payments we make or actions we take in accordance with the Certificate before receiving notice of death.



No. 2005IML-B                                                            Page 11

                 PART VI - [RETIREMENT INCOME FOR LIFE] BENEFIT

SECTION 6.01 [RETIREMENT INCOME FOR LIFE] BENEFIT

Under the [Retirement Income for Life] Benefit, we guarantee that you will be eligible to receive payments while you are living, even if such payments cause the Annuity Account Value to fall to zero. Payments, for purposes of the [Retirement Income for Life] Benefit, are your total withdrawals during each Contract Year up to the Guaranteed Annual Payment amount (as defined below). If the Owner named in the Data Pages is a Non-natural Owner, we guarantee such payments for the life of the Annuitant. If a Successor Owner is named in the Data Pages or if there are joint annuitants under a Certificate owned by a Non-natural Owner, we guarantee such payments during the lives of you and such Successor Owner or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the [Retirement Income for Life] Benefit are set forth below.

A Certificate with no Successor Owner or no Joint Annuitant named in the Data Pages is a Single Life Certificate. A Certificate with a Successor Owner or a Joint Annuitant named in the Data Pages is a Joint Life Certificate. You cannot add a Successor Owner or a Joint Annuitant to a Single Life Certificate.

SECTION 6.02  DEFINITIONS AND CONDITIONS

     INCOME BASE

     Your Income Base is equal to your initial Contribution and will increase or decrease , as follows: 1) your Income Base increases by the dollar amount of any subsequent Contribution, 2) your Income Base may be increased by an "Annual Step-Up", and 3) your Income Base may be reduced by withdrawals that exceed your Guaranteed Annual Payment amount ("Excess Withdrawals") as described below.

     GUARANTEED ANNUAL PAYMENT AMOUNT

     Your Guaranteed Annual Payment amount is equal to the Applicable Percentage of the Income Base. Your Guaranteed Annual Payment amount may increase or decrease, as follows: 1) your Guaranteed Annual Payment amount will increase to the Applicable Percentage of your Income Base that is increased by a subsequent contribution, 2) your Guaranteed Annual Payment amount will increase to the Applicable Percentage of your Income Base that is increased by an "Annual Step-Up", and 3) your Guaranteed Annual Payment amount may be reduced by Excess Withdrawals as described below.

     The "Applicable Percentage" is based on your age at the time of the first withdrawal from the Certificate. For a Joint Life Certificate, the Applicable Percentage is based on your age or Successor Owner's age, whoever is younger, at the time of the first withdrawal. For a Single Life Certificate with a Non-natural Owner, the Applicable Percentage is based on the Annuitant's age at the time of first withdrawal. For a Joint Life Certificate with a Non-natural Owner, the Applicable Percentage is based on the younger Annuitant's age at the time of the first withdrawal. The Applicable Percentages are shown in the Data Pages. To the extent so provided in the Data Pages, Guaranteed Annual Payments may be taken through an Automatic Payment Plan we offer. If you take less than the



No. 2005IML-B                                                            Page 12

     Guaranteed Annual Payment amount in any Contract Year, you may not add the remainder to your Guaranteed Annual Payment amount in any subsequent Contract Year.

     ANNUAL STEP-UP

     Your Income Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Income Base. If the Income Base is increased by such recalculation, your Guaranteed Annual Payment amount will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Income Base.

     EXCESS WITHDRAWAL

     An Excess Withdrawal is caused when you withdraw more than your Guaranteed Annual Payment amount in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your Guaranteed Annual Payment amount, the entire amount of that withdrawal and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

     If you make an Excess Withdrawal, we recalculate your Income Base and the Guaranteed Annual Payment amount, as follows: 1) The Income Base is reset as of the date of the Excess Withdrawal to equal the lesser of (i) the Income Base immediately prior to the Excess Withdrawal and (ii) the Annuity Account Value immediately following the Excess Withdrawal. 2) The Guaranteed Annual Payment amount is recalculated to equal the lesser of (i) the Applicable Percentage multiplied by the reset Income Base, and (ii) the Guaranteed Annual Payment amount prior to the Excess Withdrawal.

     An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Certificate, including all benefits, without value.

     EFFECT OF YOUR ANNUITY ACCOUNT VALUE FALLING TO ZERO

     If either of the following happens while you are living and this Certificate is in effect: (i) you make a withdrawal for an amount that that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive Guaranteed Annual Payments subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Guaranteed Annual Payments will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner, if applicable, is living. For Certificates with Non-natural Owners, Guaranteed Annual Payments will continue while the Annuitant or the Joint Annuitant, if applicable, is living. If, on the benefit transaction date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the benefit termination date is described in the Data Pages. If you were not taking payments through an Automatic Payment Plan, then any remaining balance of the Guaranteed Annual Payment for the Contract Year in which your Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and Guaranteed Annual Payments will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Certificate will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.



No. 2005IML-B                                                            Page 13

     When the supplementary life annuity contract is issued, the Owner of record under this Certificate on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner under this Certificate will become the Joint Annuitant under the supplementary contract. If this Certificate is owned by a non-natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

     If you had any remaining Death Benefit as described in Section 7.02 on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Certificate will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

SECTION 6.03  CERTAIN CHANGES UNDER JOINT LIFE CERTIFICATES

     CHANGE OF SUCCESSOR OWNER OR JOINT ANNUITANT

     Before any payment or other withdrawal has been made under this Certificate, (i) you may change any Successor Owner named in the Data Pages to your current spouse, or (ii) the Joint Annuitant named in the Data Pages may be changed to the Annuitant's current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change.

     After a payment or other withdrawal has been made under this Certificate, the Successor Owner or Joint Annuitant cannot be changed.

     CONVERSION TO A SINGLE LIFE CERTIFICATE

          (i) Before any payment or other withdrawal has been made under this Certificate, you may terminate the Successor Owner provisions of this Certificate by written notice satisfactory to us. Under a Certificate with a Non-natural Owner, the Joint Annuitant provisions of this Certificate may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the [Retirement Income for Life] Benefit guarantee will apply solely with respect to your life, or if you are a Non-natural Owner, to the Annuitant's life, and we will adjust the [Retirement Income for Life] Benefit charge shown in the Data Pages prospectively to the single life charge for Certificates of the same class as yours. The Applicable Percentage described in Section 6.02 will be based on your age, or, if you are a Non-natural Owner, the Annuitant's age. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named.

          (ii) After a payment or other withdrawal has been made under this Certificate, you may terminate the Successor Owner provisions, or if you are a Non-natural Owner, the Joint Annuitant provisions of this Certificate. Effective on the Transaction Date we receive the notice, the [Retirement Income for Life] Benefit guarantee will apply solely with respect to your life, or, if the Certificate is owned by a Non-natural Owner, the Annuitant's life; however, we will not reduce the charge for the benefit shown in the



No. 2005IML-B                                                            Page 14

               Data Pages. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named.

     CERTIFICATES SPLIT BY COURT ORDER

     If required under an applicable court order relating to a divorce, we will split the Certificate as near as is practicable in accordance with the Order, and in order to effect the split, we will replace the Certificate with two single-life Certificates.

          (i) If the split of the Certificate occurs before any payment or other withdrawal has been made under the Certificate, the [Retirement Income for Life] Benefit charge under each respective new Certificate will be lowered prospectively to the single life charge, and the Applicable Percentage for Guaranteed Annual Payments will be based on each respective individual's age at first payment or other withdrawal.

          (ii) If the split of the Certificate occurs after any payment or other withdrawal has been made under your original Certificate, the [Retirement Income for Life] Benefit charge will remain a joint life charge and the Applicable Percentage that was established at first withdrawal will remain the same for each respective individual under a new Certificate.

SECTION 6.04  TERMINATION OF THE [RETIREMENT INCOME FOR LIFE] BENEFIT

This benefit may not be voluntarily terminated. However, the [Retirement Income for Life] Benefit will terminate if: (i) an Excess Withdrawal reduces your Annuity Account Value to zero, (ii) you change the Owner of the Certificate, or
(iii) termination is required under the terms and conditions of an endorsement attached hereto.

Upon the termination of the [Retirement Income for Life] Benefit, the charge for the Benefit, as shown in the Data Pages, ends.



No. 2005IML-B                                                            Page 15

                          PART VII - PAYMENT UPON DEATH

SECTION 7.01  BENEFICIARY

You give us the name of the beneficiary who is to receive any death benefit payable upon the "Last Applicable Death" under this Certificate ("Beneficiary").

     "Last Applicable Death" means:

     For a Single Life Certificate where the Owner is an individual, the Last Applicable Death is the death of the Owner. For a Non-Natural Owner Single Life Certificate, the Last Applicable Death is the death of the Annuitant.

     For a Joint Life Certificate where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner, provided that the Owner and Successor Owner remain married at the time of the first death. For a Non-Natural Owner Joint Life Certificate, the Last Applicable Death is the death of the second to die of the Annuitant and Joint Annuitant, provided that the Annuitant and Joint Annuitant were married at the time of the first death.

     For a Joint Life Certificate where the Owner and Successor Owner, or Annuitant and Joint Annuitant, whichever is applicable, are not married at the time of the first death, the Payment Upon Death Rules described in the applicable Endorsementapply.

You may change the Beneficiary from time to time during your lifetime and while coverage under the Certificate is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form is executed, whether or not you are living on the date of receipt. We will not be liable as to any payments we make or actions we take before we receive any such change.

You may name one or more persons to be primary Beneficiary upon the Last Applicable Death and one or more other persons to be successor Beneficiary if the primary Beneficiary dies before the Owner. Unless you direct otherwise, if you have named two or more persons as Beneficiary, the Beneficiary will be the named person or persons who survive you and payments will be made to such persons in equal shares or to the survivor.

Any part of a death benefit payable as described in Section 7.02 for which there is no named Beneficiary living at your death will be payable in a single sum to the Owner's surviving spouse, if any; if there is no surviving spouse, then to the surviving children in equal shares; if there are no surviving children, then to the Owner's estate. Under Contracts owned by Non-natural Owners for which there is no named Beneficiary living at the Annuitant's death, the death benefit will be payable in a single sum to the Annuitant's surviving spouse, if any; if there is no surviving spouse, then to the Annuitant's surviving children in equal shares; if there are no surviving children, then to the Annuitant's estate.

Any naming of a Beneficiary is subject to the terms of the Plan, if one applies, including any terms requiring spousal consent.



No. 2005IML-B                                                            Page 16

SECTION 7.02  PAYMENT UPON DEATH

Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section 8.01, we will pay a death benefit to the Beneficiary in accordance with Section 7.03 and subject to the conditions set forth in the tables below and any applicable endorsement.

Upon the Last Applicable Death while payments are being made under the [Retirement Income for Life] Benefit after the Annuity Account Value falls to zero and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

The Death Benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit. On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by subsequent Contributions and reduced dollar for dollar by (i) withdrawals and (ii) payments which are made after the Annuity Account Value falls to zero.

Payment of a Death Benefit will be made upon our receipt of the following "Beneficiary Requirements":

(i)    a properly completed written request;
(ii) due proof of death (as evidenced by a certified copy of the death certificate);
(iii) proof satisfactory to us that the person claiming the Death Benefit is the person entitled to receive it;
(iv)   tax information required by the Code; and
(v)    any other forms we require.



No. 2005IML-B                                                            Page 17

When a Death Benefit becomes payable under certain circumstances described in an Endorsement, an election may be made to instead continue the Certificate under Successor Owner Annuitant ("SOA") or our Beneficiary Continuation Option ("BCO"). The applicability of SOA and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of Successor Owner and Joint Annuitant under Joint Life Certificates.

IF DEATH OCCURS BEFORE THE ANNUITY ACCOUNT VALUE FALLS TO ZERO AND BEFORE AN ANNUITY BENEFIT IS ELECTED:

------------------------------------------------------------------------------------------------------------------------------------
                                          EFFECT OF DEATH ON A SINGLE LIFE CERTIFICATE:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE   AND            AND                           THEN
------------------------------------------------------------------------------------------------------------------------------------
1. Owner                 Is also the    The Beneficiary is the        [Retirement Income for Life] Benefit ends and Death Benefit
                         Annuitant      surviving spouse              is payable; Spouse may elect SOA or BCO without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------
2. Owner                 Is also the    The Beneficiary is NOT the    [Retirement Income for Life] Benefit ends and Death Benefit
                         Annuitant      surviving spouse              is payable; the beneficiary may elect BCO without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------
3. Owner                 Annuitant is   Beneficiary is either         [Retirement Income for Life] Benefit ends and Death Benefit
                         living         spouse or non-spouse          is payable; the beneficiary may elect BCO without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------
4. Annuitant             The Owner is                                 The Owner becomes the new Annuitant and the Certificate and
                         living                                       [Retirement Income for Life] Benefit continue. Death Benefit is not payable until the death of the Owner.
------------------------------------------------------------------------------------------------------------------------------------
5. Annuitant             Owner is       Beneficiary is the spouse     [Retirement Income for Life] Benefit ends and Death Benefit
                         non-natural    of the annuitant              is payable; Spouse may elect to become the new Annuitant or may elect BCO and continue the Certificate without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------
6. Annuitant             Owner is       Beneficiary is NOT the        [Retirement Income for Life] Benefit ends and Death Benefit
                         non-natural    spouse of the annuitant       is payable; beneficiary may elect BCO without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------



No. 2005IML-B                                                            Page 18

------------------------------------------------------------------------------------------------------------------------------------
                                                EFFECT OF DEATH ON A JOINT LIFE CERTIFICATE:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE   AND            AND                           THEN
------------------------------------------------------------------------------------------------------------------------------------
1. Owner                 Is also the    The Successor Owner is        The Successor Owner becomes the sole Owner and the new
                         annuitant      living                        Annuitant. The Certificate and [Retirement Income for Life]
                                                                      Benefit continue. Death Benefit is not payable until the
                                                                      death of the Successor Owner.
                                                                      |X|  If a withdrawal has already been taken, the Certificate
                                                                           continues with the Joint Life charge and with payments
                                                                           over the Successor Owner's life only.
                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the Successor
                                                                           Owner at the time of the first withdrawal. Charges will
                                                                           be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
2. Owner                 The Annuitant  The Successor Owner is        The Successor Owner becomes the sole Owner. The Certificate
                         is living      also living                   and [Retirement Income for Life] Benefit continue. Death
                                                                      Benefit is not payable until the death of the Successor
                                                                      Owner.
                                                                      |X|  If a withdrawal has already been taken, the Certificate
                                                                           continues with the Joint Life charge and with payments
                                                                           over the Successor Owner's life only.
                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the Successor
                                                                           Owner at the time of the first withdrawal. Charges will
                                                                           be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
3. Owner                 The Successor  The Annuitant is living       The [Retirement Income for Life] Benefit ends and Death
                         Owner is also                                Benefit is payable; the Beneficiary may elect BCO without the
                         dead                                         [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------
4. Successor Owner       The Owner is   The Annuitant is living       |X|  The [Retirement Income for Life] Benefit continues.
                         living                                       |X|  If a withdrawal has already been taken, the Certificate
                                                                           continues with the Joint Life charge and with payments
                                                                           over the Owner's life only.
                                                                      |X|  If no withdrawals have been taken:
                                                                           >  The owner may name a new spouse as Successor Owner;
                                                                              Applicable Percentage will be based on the age of the
                                                                              younger spouse at the time of the first withdrawal.
                                                                           >  The Owner may also choose to continue the Certificate
                                                                              as a Single Life. The Applicable Percentage will be
                                                                              based on the age of the Owner at the time of the first
                                                                              withdrawal. Charges will be reduced to a Single Life
                                                                              charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
5. Annuitant             The Owner is   Successor Owner is also       The [Retirement Income for Life] Benefit continues. The Owner
                         living         living                        becomes the new Annuitant and the Certificate and
                                                                      [Retirement Income for Life] Benefit continue. The Death
                                                                      Benefit is not paid until the death of both the Owner and
                                                                      the Successor Owner.
------------------------------------------------------------------------------------------------------------------------------------
6. Annuitant             Owner also     Successor Owner is  living    The Successor Owner becomes the sole Owner and the new
                         dies                                         Annuitant. The Certificate and [Retirement Income for Life]
                                                                      Benefit continue. The Death Benefit is not
------------------------------------------------------------------------------------------------------------------------------------



No. 2005IML-B                                                            Page 19

------------------------------------------------------------------------------------------------------------------------------------
                                                EFFECT OF DEATH ON A JOINT LIFE CERTIFICATE:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE   AND            AND                           THEN
------------------------------------------------------------------------------------------------------------------------------------
                                                                      payable until the death of the Successor Owner.
                                                                      |X|  If a withdrawal has already been taken, the Certificate
                                                                           continues with the Joint Life charge and with payments
                                                                           over the Successor Owner's life only.
                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on age of the Successor Owner
                                                                           at the time of the first withdrawal. Charges will be
                                                                           reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
7. Annuitant             Owner is       Joint Annuitant is living     The [Retirement Income for Life] Benefit continues. The Joint
                         non-natural                                  Annuitant becomes the sole Annuitant and Certificate
                                                                      continues. The Death Benefit is not paid until the death of the second Annuitant.
                                                                      |X|  If a withdrawal has already been taken, the Certificate
                                                                           continues with the Joint Life charge and with payments
                                                                           over the remaining Joint Annuitant's life only.
                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the remaining
                                                                           Joint Annuitant at the time of the first withdrawal.
                                                                           Charges will be reduced to a Single Life charge
                                                                           prospectively.
------------------------------------------------------------------------------------------------------------------------------------
8. Both joint            Owner is                                     The [Retirement Income for Life] Benefit ends and Death
   Annuitants            non-natural                                  Benefit is payable; the Beneficiary may elect BCO without the
                                                                      [Retirement Income for Life] Benefit.
------------------------------------------------------------------------------------------------------------------------------------



IF DEATH OCCURS WHILE THE [RETIREMENT INCOME FOR LIFE] BENEFIT IS BEING PAID AFTER THE ANNUITY ACCOUNT VALUE FALLS TO ZERO:

------------------------------------------------------------------------------------------------------------------------------------
                                  EFFECT OF DEATH ON A SINGLE LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE   AND            THEN
------------------------------------------------------------------------------------------------------------------------------------
1. Owner/Annuitant                      Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                        Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------
2. Annuitant             Owner is       Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                         non-natural    Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------



No. 2005IML-B                                                            Page 20

------------------------------------------------------------------------------------------------------------------------------------
                                  EFFECT OF DEATH ON A JOINT LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE         AND                       THEN
------------------------------------------------------------------------------------------------------------------------------------
1. Owner/Annuitant             The Joint Annuitant is    |X|  The Joint Annuitant becomes the sole Owner. Payments continue to the
                               living                         Joint Annuitant until his/her death.
                                                         |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------
2. Joint Annuitant             The Owner/Annuitant is    |X|  Certificate continues with payments made to the Owner/Annuitant.
                               living                    |X|  If the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
-----------------------------------------------------------------------------------------------------------------------------------
3. Owner/Annuitant             The Joint Annuitant also  |X|  Any remaining Death Benefit will be paid to the Beneficiary in a
                               dies                           single sum and the Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------
4. Annuitant                   Owner is non-natural      |X|  The Joint Annuitant becomes the sole Annuitant and payments continue
                               and the Joint Annuitant        to the Non-natural Owner until the surviving Joint Annuitant's death.
                               is living                 |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends
------------------------------------------------------------------------------------------------------------------------------------
5. Both Joint Annuitants       Owner is non-natural      |X|  Any remaining Death Benefit will be paid to the beneficiary in a single sum and the Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------
6. Owner/Annuitant             The Joint Annuitant is    |X|  The Beneficiary becomes the Owner of the Certificate for purposes of
   (Under a Certificate        living                         receiving payments. Payments the deceased had been receiving will now
   split after divorce)                                       be made to the Beneficiary until the death of the Joint Annuitant.
                                                         |X|  When the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------
7. Joint Annuitant             Owner/Annuitant is        |X|  Certificate continues with payments made to the Owner/Annuitant.
   (Under a Certificate        living                    |X|  When the Owner/Annuitant then dies, any remaining Death Benefit
   split after divorce)                                       will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
------------------------------------------------------------------------------------------------------------------------------------



IF YOU HAVE ELECTED AN ANNUITY BENEFIT UNDER PART VIII AND THE ANNUITANT UNDER THAT BENEFIT DIES, THE TERMS AND CONDITIONS OF THE APPLICABLE BENEFIT APPLY.

SECTION 7.03 MANNER OF PAYMENT

If you so elect in writing, any amount that would otherwise be payable to a Beneficiary in a single sum may be applied to provide an Annuity Benefit in Part VIII, on the form of annuity elected by you, subject to the terms of this Certificate and any applicable endorsement and our rules then in effect. If, at the Last Applicable Death, as defined in Section 7.01, there is no election in effect, the Beneficiary may make such an election. In the absence of any election by either you or the Beneficiary, we will pay the Death Benefit in a single sum.



No. 2005IML-B                                                            Page 21

                           PART VIII ANNUITY BENEFITS

SECTION 8.01  ELECTION OF ANNUITY BENEFITS

As of the Maturity Date, provided the Annuitant is then living, the Annuity Account Value will be applied to provide the Normal Form of Annuity Benefit (described below). However, you may instead elect (i) to have the Cash Value paid in a single sum, (ii) to apply the Annuity Account Value or Cash Value, whichever applies pursuant to the first paragraph of Section 8.05, to provide an Annuity Benefit of any form offered by us or one of our subsidiary life insurance companies, or (iii) to apply the Cash Value to provide any other form of benefit payment we offer, subject to our rules then in effect and applicable laws and regulations. At the time an Annuity Benefit is purchased, we will issue a supplementary contract which reflects the Annuity Benefit terms.

We will provide notice and election forms to you not more than six months before the Maturity Date.

We have the right to require you to furnish any information we need to provide an Annuity Benefit. We will be fully protected in relying on such information and need not inquire as to its accuracy or completeness.

SECTION 8.02 COMMENCEMENT OF ANNUITY BENEFITS

Before the Maturity Date, you may elect to change such Date to any date after your election is filed (other than the 29th, 30th, or 31st of any month). You must do this in writing. The change will not take effect until your written election is received and accepted by us at our Processing Office.

However, no Maturity Date will be later than the first day of the month which follows the date the Annuitant attains the "maximum maturity age" or, if later, the tenth anniversary of the Contract Date. The current "maximum maturity date" is shown in the Data Pages, but may be changed by us in conformance with applicable law. The Maturity Date may not be earlier than thirteen months following the Contract Date.

SECTION 8.03  ANNUITY BENEFIT

Payments under an Annuity Benefit will be made monthly. You may elect instead to have the Annuity Benefit paid at other intervals, such as every three months, six months, or twelve months, instead of monthly, subject to our rules at the time of your election or as otherwise stated in the Data Pages or any endorsement hereto. This election may be made at the time the Annuity Benefit form as described in Section 8.01 is elected. In that event, all references in this Certificate to monthly payments will, with respect to the Annuity Benefit to which the election applies, be deemed to mean payments at the frequency elected.



No. 2005IML-B                                                            Page 22

SECTION 8.04 ANNUITY BENEFIT FORMS

The "Normal Form" of Annuity Benefit is an Annuity Benefit payable on the Life-Period Certain Annuity Form described below, unless another Form is to apply pursuant to the terms of the Plan, if applicable, the requirements of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, or any other law that applies. The Data Pages will state the Normal Form which applies. We may offer other annuity forms as available from us or from one of our affiliated or subsidiary life insurance companies. Such a form may, for example, include the Joint and Survivor Life Annuity Form which provides monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage, as elected, of the monthly amount that was paid while both were living.

The Life-Period Certain Annuity is an annuity payable during the lifetime of the person upon whose life the payments depend, but with 10 years of payments guaranteed (10 years certain period). That is, if the original payee dies before the certain period has ended, payments will continue to the beneficiary named to receive such payments for the balance of the certain period.

SECTION 8.05 AMOUNT OF ANNUITY BENEFITS

If you elect pursuant to Section 8.01 to have an Annuity Benefit paid in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will, unless otherwise stated in the Data Pages or required by applicable laws or regulations, be (i) the Annuity Account Value if the annuity form elected provides payments for a person's remaining lifetime or (ii) the Cash Value if the annuity form elected does not provide such lifetime payments.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any taxes which apply on annuity purchase payments. The balance will be used to purchase the Annuity Benefit on the basis of either (i) the Tables of Guaranteed Annuity Payments or (ii) our then current individual annuity rates, whichever rates would provide a larger benefit with respect to the payee.

SECTION 8.06  CONDITIONS

We may require proof acceptable to us that the person on whose life a benefit payment is based is alive when each payment is due. We will require proof of the age of any such person on whose life an Annuity Benefit is based.

If a benefit was based on information that is later found not to be correct, such benefit will be adjusted on the basis of the correct information. The adjustment will be made in the number or amount of the benefit payments, or any amount used to provide the benefit, or any combination. Overpayments by us will be charged against future payments. Underpayments will be added to future payments. Our liability is limited to the correct information and the actual amounts used to provide the benefits.



No. 2005IML-B                                                            Page 23

If the age (or sex, if applicable as stated in the Tables of Guaranteed Annuity Payments) of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age (or sex). Any overpayments or underpayments made by us will be charged or credited with interest at (a) the rate shown in the Data Pages or (b) the then current Guaranteed Interest Rate; we will choose which rate will apply on a uniform basis for like Certificates. Such interest will be deducted from or added to future payments.

If we receive acceptable proof that (i) a payee entitled to receive any payment under the terms of this Certificate is physically or mentally incompetent to receive such payment or a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments to such other person or institution. In the case of a minor, the payments will not exceed $200, or such other amount as may be shown in the Data Pages. We will have no further liability with respect to the payments so made.

If the amount to be applied hereunder is less than the minimum amount stated in the Data Pages, we may pay the amount to the payee in a lump sum instead of applying it under the annuity form elected.

SECTION 8.07  CHANGES

We have the right, upon advance notice to you, to change at any time after the fifth anniversary of the Contract Date and at intervals of not less than five years, the actuarial basis used in the Tables of Guaranteed Annuity Payments. However, no such change will apply to (a) any Annuity Benefit provided before the change or (b) Contributions made before such change which are applied to provide an Annuity Benefit.



No. 2005IML-B                                                            Page 24

                                PART IX - CHARGES

SECTION 9.01 WITHDRAWAL CHARGES

The amount of the Withdrawal Charge is stated in the Data Pages.

If specified in the Data Pages, a "Free Withdrawal Amount" will apply as follows:

     "Free Withdrawal Amount" means an amount equal to that stated in the Data Pages, of the Annuity Account Value, minus the total of all prior withdrawals (and associated Withdrawal Charges) made as described in
     Section 5.01 in the current Contract Year.

     If the amount of a withdrawal made under Parts V and VI are more than the Free Withdrawal Amount (defined above), we will (a) first withdraw from the Variable Investment Options, on the basis described in Section 5.01, an amount equal to the Free Withdrawal Amount, and (b) then withdraw from the Variable Investment Options an amount equal to the excess of the amount requested over the Free Withdrawal Amount, plus a Withdrawal Charge if one applies.

     Any withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made. For purposes of this Section, amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of any Contributions.

[In addition, the Owner's years of participation under the Prior Contract, if applicable, will be included for purposes of determining the Withdrawal Charge, if so specified in the Data Pages in accordance with our rules then in effect.]

If specified in the Data Pages we have the right to reduce or waive the Withdrawal Charge upon such events as stated in the Data Pages. Moreover, the Withdrawal Charge will be reduced if needed in order to comply with any applicable state or federal law.

SECTION 9.02  ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT
VALUE

As of each Processing Date, we will deduct the Charges shown in the Data Pages.

If specified in the Data Pages, the Charges will be deducted in full or prorated for the Contract Year, or portion thereof, in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit. If so, the Charges will be deducted when withdrawn or so applied.

The amount of any such Charge will in no event exceed any maximum amount shown in the Data Pages, subject to any maximum amount permitted under any applicable law.

We have the right to change the amount of the Charges with respect to future Contributions. We will give you advance notice of any such change.



No. 2005IML-B                                                            Page 25

SECTION 9.03  TRANSFER CHARGES

We have the right to impose a charge with respect to any transfer among Variable Investment Options after the number of free transfers, shown in the Data Pages. The amount of such charge will be set forth in a notice from us to you and will in no event exceed any maximum amount stated in the Data Pages.

SECTION 9.04  DAILY SEPARATE ACCOUNT CHARGE

Assets of the Variable Investment Options will be subject to a daily asset charge. This daily asset charge is for mortality risk, expenses and expense risk that we assume, as well as for financial accounting and death benefits if specified in the Data Pages. The charge will be made pursuant to item (c) of "Net Investment Factor" as defined in Section 2.02. Such charge will be applied after any deductions to provide for taxes. It will be at a rate not to exceed the maximum annual rate stated in the Data Pages. We have the right to charge less on a current basis; the actual charge to apply, for at least the first Contract Year, is also stated in the Data Pages.

SECTION 9.05 CHANGES

In addition to our right to reduce or waive charges as described in this Part IX, we have the right, upon advance notice to you, to increase the amount of any charge stated in the Data Pages, subject to (a) any maximum amount provided in this Part IX or the Data Pages and (b) with respect to Administrative or Other Charges deducted from the Annuity Account Value, the application of any increase only to Contributions made after the date of the change.



No. 2005IML-B                                                            Page 26

                           PART X - GENERAL PROVISIONS

SECTION 10.01  CONTRACT

This Certificate, including any Data Pages, endorsements and riders attached hereto, is the entire contract between the parties. It will govern with respect to our rights and obligations.

This Certificate may not be changed, nor may any of our rights or rules be waived, except in writing and by our authorized officer.

SECTION 10.02  STATUTORY COMPLIANCE

We have the right to change this Certificate without the consent of any other person in order to comply with any laws and regulations that apply. Such right will include, but not be limited to, the right to conform this Certificate to reflect changes in the Code, in Treasury regulations or published rulings of the Internal Revenue Service, ERISA, and in Department of Labor regulations.

The benefits and values available under this Certificate will not be less than the minimum benefits required by any state law that applies.

SECTION 10.03  DEFERMENT

The use of proceeds to provide a payment of a death benefit and payment of any portion of the Annuity Account Value (less any Withdrawal Charge that applies) will be made within seven days after the Transaction Date. Payments or use of proceeds from the Variable Investment Options can be deferred for any period during which (1) the New York Stock Exchange is closed or trading is restricted,
(2) sales of securities or determination of the fair value of an Variable Investment Option's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Variable Investment Options.

SECTION 10.04  REPORTS AND NOTICES

At least once each year while the Certificate is in effect, we will send you a report showing:

     (a) the total number of Accumulation Units in each Separate Account or Variable Investment Option;

     (b)  the Accumulation Unit Value;

     (c)  the dollar amount in each Separate Account or Variable Investment
          Option;

     (d)  the Cash Value; and

     (e)  the amount of the Death Benefit.



No. 2005IML-B                                                            Page 27

The terms which require us to send you a report as described above or any written notice as described in any other Section will be satisfied by our mailing any such report or notice to your last known address as shown in our records.

All written notices sent to us will not be effective until received at the Processing Office. Your Certificate Number should be included in all correspondence.

SECTION 10.05 ASSIGNMENTS, NONTRANSFERABILITY, NONFORFEITABILITY

No amounts payable under this Certificate to a payee other than you may be assigned by that payee unless permitted herein, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law. Other restrictions may apply if stated in any endorsement hereto.

SECTION 10.06 PAYMENTS

All amounts payable by you must be paid by check payable to us (in United States dollars) or by any other method acceptable to us.

We will pay all amounts hereunder by check (in United States dollars) or, if so agreed by you and us, by wire transfer.

Any requirement for distribution or withdrawal of interest in the Certificate shall be fully discharged by payment of the Death Benefit, Annuity Account Value or Cash Value, whichever is applicable, in accordance with the terms and conditions of the Certificate.



No. 2005IML-B                                                            Page 28

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

         [AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE LIFE ANNUITY FORM WITH TEN* YEARS CERTAIN PROVIDED BY APPLICATION OF $1,000.


              MONTHLY INCOME                            MONTHLY INCOME
    AGES     MALES     FEMALES                AGES     MALES     FEMALES
    ----     -----     -------                ----     -----     -------

     60      4.12        3.70                  78      6.25       5.55
     61      4.20        3.76                  79      6.40       5.70
     62      4.29        3.83                  80      6.69       5.92
     63      4.38        3.90                  81      6.86       6.09
     64      4.48        3.98                  82      7.21       6.35
     65      4.58        4.06                  83      7.41       6.55
     66      4.68        4.14                  84      7.81       6.86
     67      4.79        4.23                  85      8.05       7.08
     68      4.90        4.32                  86      8.28       7.31
     69      5.02        4.42                  87      8.80       7.70
     70      5.14        4.52                  88      9.08       7.96
     71      5.26        4.63                  89      9.69       8.41
     72      5.39        4.75                  90      10.01      8.70
     73      5.52        4.87                  91      10.33      8.99
     74      5.66        4.99                  92      10.65      9.28
     75      5.80        5.12                  93      11.46      9.85
     76      5.95        5.26                  94      11.85      10.17
     77      6.10        5.40                  95      12.25      10.50

* At age 80 and over, the rates are adjusted so that the certain period does not exceed life expectancy.

The amount of income provided under an Annuity Benefit payable on the Life Annuity form with Ten Years Certain is based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G".

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

If a variable annuity form is available from us and elected pursuant to Section 8.01, then the amounts required will be calculated by us based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" and a modified two year age setback and on an Assumed Base Rate of Net Investment Return of 5.0%]



No. 2005IML-B                                                            Page 29

                         [APPLICABLE TO TSA AND QP ONLY]

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

[AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM (WITH 100% OF THE AMOUNT OF THE ANNUITANT'S PAYMENT CONTINUED TO THE ANNUITANT'S SPOUSE) PROVIDED BY AN APPLICATION OF $1,000

    Age       60         61        62        63         64        65         66        67         68        69         70
    60       3.32       3.35      3.37      3.40       3.42      3.44       3.46      3.48       3.50      3.52      3.54
    61                  3.37      3.40      3.42       3.45      3.47       3.50      3.52       3.54      3.56      3.58
    62                            3.43      3.45       3.48      3.50       3.53      3.55       3.58      3.60      3.62
    63                                      3.48       3.51      3.54       3.56      3.59       3.62      3.64      3.67
    64                                                 3.54      3.57       3.60      3.63       3.65      3.68      3.71
    65                                                           3.60       3.63      3.66       3.69      3.72      3.75
    66                                                                      3.66      3.70       3.73      3.76      3.79
    67                                                                                3.73       3.77      3.80      3.83
    68                                                                                           3.80      3.84      3.88
    69                                                                                                     3.88      3.92
    70                                                                                                               3.96

 The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain or Joint and Survivor Life Annuity form is based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G", adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

 Amounts required for ages or for annuity forms not shown in the above Tables or for other annuity forms will be calculated by us on the same actuarial basis. ]



No. 2005IML-B                                                            Page 30